DESERT VENTURES, INC.

CERTIFICATE of AUTHOR

I, Doyle Kenneth Brook Jr., a Registered Professional Geologist, hereby certify that:

1. I am currently the President of:
   Desert Ventures Inc., a Nevada corporation
   2305 Pleasure Dr.
   Reno, Nevada 89509

2. I have a B.Sc. degree in geology from the University of Texas at Austin, 1967, and a M.Sc. degree in geology from the University of Arizona, 1974.

3. I am a registered consulting geologist in the states of California (#3669) and Arizona (#16770), and a Fellow in the Geological Association of Canada # F54512.

4. I have been engaged in my profession as a geologist since 1969 and have been employed by mining companies and others as a consulting geologist since 1977. I am the president of Desert Ventures, Inc, a geological consulting firm in Reno, Nevada.

5. I have read the definition of "qualified person" set out in National Instrument 43-101 ("N43-101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and pas relevant work experience, I fulfill the requirements to be a "qualified person" for the purpose of NI 43-101.

6. I am responsible for the preparation of the Technical Report titled " Summary Report for the Poison gulch Property, Owyhee County, Idaho" and dated December 2, 2004 . I visited the Poison Gulch property in August of 1991.

7. I have had prior involvement with the property that is the subject of the Technical Report by virtue of my 1991 examination of the property.

8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I am independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101.

10. I hereby consent to the inclusion and reference of statements made by me regarding the Poison Gulch mineral claims leased by Maneki Mining Inc. in the Amendment No. 1 to Form SB-2 Registration Statement, to be filed by Maneki Mining Inc. with the United States Securities and Exchange Commission. I further concur with the summary of my report for the Poison Gulch Property, Owyhee County, Idaho by Maneki Mining. included in the Amendment No. 1 to Form SB-2 and agree to being named as an expert in the Amendment No. 1 to Form SB-2.

Dated in Reno, Nevada July 22, 2005

Doyle Kenneth Brook Jr.

Stamp

REGISTERED GEOLOGIST
DOYLE KENNETH
BROOK JR.
STATE OF